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                                                                    Exhibit 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated (i) February 25, 1997 (except with respect to the matters discussed in Note 13 to the financial statements of Boykin Lodging Company (the "Company"), as to which the date is March 14, 1997) included in the Company's Form 10-K for the year ended
December 31, 1996, (ii) May 16, 1997 included in Amendment No. 1 to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the "Commission") on June 17, 1997, and (iii) May 17, 1997 included in Amendment No. 3 to the Company's Current Report on Form 8-K/A filed with the Commission on June 19, 1997, and to all references to our Firm included in this registration statement.

                                                    Arthur Andersen LLP

Cleveland, Ohio,
  October 31, 1997.